UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan		48393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, Rockwell Medical Technologies, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, as noted in Item 5.07 below, the shareholders approved an amendment to the Company’s 2007 Long Term Incentive Plan (the “LTIP”), which had been previously approved by the Board of Directors of the Company on March 5, 2012 subject to shareholder approval. The amendment increases the total number of common shares subject to the LTIP from 4,500,000 to 6,250,000 shares.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on May 24, 2012, the shareholders voted to (1) reelect two incumbent directors for a term expiring in 2015, (2) amend the Company’s Restated Articles of Incorporation to change the Company’s name, (3) amend the LTIP to increase the total number of common shares subject to the LTIP, and (4) ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2012. The following tables set forth the final voting results on each matter.

Director Nominees	For	Withheld	Broker Non-Votes
Patrick J. Bagley	8,085,314	711,742	10,674,069
Robert L. Chioini	8,475,043	322,013	10,674,069

Proposal	For	Against	Abstain	Broker Non-Votes
Approve amendment to Restated Articles of Incorporation	18,931,525	461,444	30,694	47,462
Approve amendment to LTIP	6,641,582	2,075,624	79,850	10,674,069
Ratify the selection of Plante & Moran, PLLC	19,372,257	73,115	25,753	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

Date: May 30, 2012	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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